Exhibit 23.




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 2-86602, 33-15775, 33-37567, 33-45482 and 333-01465
of Cracker Barrel Old Country Store, Inc. on Form S-8, Registration
Statement No. 33-59582 on Form S-3 and    Registration Statement No.
333-62469 on Form S-4      of our report dated September 9, 1998,
incorporated by reference in the Annual Report on Form 10-K of Cracker Barrel Old Country Store, Inc. for the year ended July 31, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 21, 1998